Exhibit 4.1

THE AES CORPORATION

as Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

TWENTY-SECOND SUPPLEMENTAL INDENTURE

Dated as of March 15, 2018

TO

SENIOR INDENTURE

Dated as of December 8, 1998

4.000% Senior Notes due 2021

4.500% Senior Notes due 2023

The TWENTY-SECOND SUPPLEMENTAL INDENTURE, is dated as of this 15th day of March, 2018 (the “Twenty-Second Supplemental Indenture”), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a national banking association, as trustee (hereinafter referred to as the “Trustee”), as successor trustee to WELLS FARGO BANK, N.A.

WHEREAS, the Company entered into a Senior Indenture dated as of December 8, 1998 (the “Senior Indenture”) between the Company and the Trustee to provide for the future issuance of its senior debentures, notes or other evidences of indebtedness (collectively, the “Securities”), said Securities to be issued from time to time in series as might be determined by the Company pursuant to the Senior Indenture and, in an unlimited aggregate principal amount;

WHEREAS, the Company and the Trustee have entered into a First Supplemental Indenture, a Second Supplemental Indenture, a Third Supplemental Indenture, a Fourth Supplemental Indenture, a Fifth Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Ninth Supplemental Indenture, a Tenth Supplemental Indenture, an Eleventh Supplemental Indenture, a Twelfth Supplemental Indenture, a Thirteenth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Fifteenth Supplemental Indenture, a Sixteenth Supplemental Indenture, a Seventeenth Supplemental Indenture, an Eighteenth Supplemental Indenture, a Nineteenth Supplemental Indenture, a Twentieth Supplemental Indenture and a Twenty-First Supplemental Indenture providing for the creation and issuance of various series of Securities and/or amendments to the Senior Indenture (the Senior Indenture, as so amended and supplemented by the foregoing supplemental indentures and this Twenty-Second Supplemental Indenture is hereinafter referred to as, the “Indenture”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 4.000% Senior Notes due 2021 (the “2021 Notes”) and a new series of its Securities to be known as its 4.500% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Senior Indenture and this Twenty-Second Supplemental Indenture; and

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Twenty-Second Supplemental Indenture, and all requirements necessary to make this Twenty-Second Supplemental Indenture a legal, valid and binding instrument, in accordance with its terms, and to make the 2021 Notes and the 2023 Notes, each when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company have been satisfied;

NOW, THEREFORE, in consideration of the purchase and acceptance of each of the 2021 Notes and the 2023 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each of the 2021 Notes and the 2023 Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1    Terms Defined in the Indenture.

Each capitalized term used but not defined in this Twenty-Second Supplemental Indenture shall have the meaning assigned to such term in the Senior Indenture.

Section 1.2    Certain Definitions.

The following definitions are hereby added to the definitions contained in Section 1.1 of the Senior Indenture, but only with respect to the 2021 Notes and the 2023 Notes, as applicable, issued in accordance with the provisions hereof:

“2021 Notes Applicable Premium” means, with respect to any 2021 Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of all required remaining scheduled interest payments due on such 2021 Note (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points, over (ii) the principal amount of such 2021 Note.

“2023 Notes Applicable Premium” means, with respect to any 2023 Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such 2023 Note on March 15, 2020 (such redemption price being that set forth in the table in Section 3.1(b)), plus (B) all required remaining scheduled interest payments due on such 2023 Note through March 15, 2020 (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points, over (ii) the principal amount of such 2023 Note.

“Additional Notes” means any notes of the same series issued under this Twenty-Second Supplemental Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, provided that, if Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

“Attributable Debt” means the present value (discounted at the rate of 8.0% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

“Board of Directors” means either the Board of Directors of the Company or (except for the purposes of clause (iii) of the definition of “Change of Control”) any committee of such Board duly authorized to act under the Indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the date of the Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (determined on a consolidated basis) to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons shall have become the beneficial owner of more than 50% of the outstanding Voting Stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

“Change of Control Offer” has the meaning provided in Section 4.1.

“Change of Control Triggering Event” shall mean the occurrence of a Change of Control and a Rating Event.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the date of the Indenture, including, without limitation, all series and classes of such common stock.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to (i) in the case of the 2021 Notes, the maturity date of the 2021 Notes or (ii) in the case of the 2023 Notes, March 15, 2020, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Supplemental Indenture shall be administered, which office at the date of execution of this Supplemental Indenture is located at Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC60-1630, New York, New York 10005, Attn: Corporates Team Deal Manager: AES Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer), and for purposes of Section 2.5 and 4.2 of the Senior Indenture, shall also mean the office or agency of the Trustee located at Deutsche Bank National Trust Company, 100 Plaza One, MS: JCY03-0801, Jersey City, NJ 07311, Attn: Corporates Team Deal Manager: AES Corporation.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the relevant series of Notes.

“DTC” has the meaning provided in Section 2.1.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of the determination of the amount thereof.

“Global Securities” has the meaning provided in Section 2.1.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” means (i) in the case of the 2021 Notes, the 4.000% Senior Notes due 2021 of the Company and (ii) in the case of the 2023 Notes, the 4.500% Senior Notes due 2023 of the Company, each issued on March 15, 2018 and delivered under this Twenty-Second Supplemental Indenture.

“Issue Date” means March 15, 2018, the date of the original issuance of the Initial Notes.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” means the Initial Notes and any Additional Notes issued on or after the Issue Date in accordance with clause (ii) of Section 2.2(a) treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Physical Securities” has the meaning provided in Section 2.1.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of the Indenture.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes of a particular series or fails to make a rating of the Notes of a particular series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means (x) the rating on a series of Notes is lowered and (y) such Notes are rated below an investment grade rating, in either case, by both of the Rating Agencies on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or the Company’s or any Person’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of a series of Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) the Rating Agency making the reduction in rating to which this definition would otherwise apply publicly announces or informs the Trustee in writing at the Company’s request that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC plus two other Primary Treasury Dealers (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Repurchase Date” shall have the meaning provided in Section 4.1 hereof.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and any successor to its rating agency business.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

ARTICLE TWO

THE NOTES

Section 2.1    Form and Dating.

(a)    The 2021 Notes and 2023 Notes shall be substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, respectively, which are a part of this Twenty-Second Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Senior Indenture and this Twenty-Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. Each series of Notes will initially be issued as Global Securities. The Company initially appoints The Depository Trust Company (“DTC”) and the Trustee to act as Depositary and custodian, respectively, with respect to each series of Notes. The Company initially appoints the Trustee to act as Paying Agent and

Registrar with respect to each series of Notes. The 2021 Notes and the 2023 Notes shall each be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A-1 and Exhibit A-2, respectively (the “Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legend set forth in Section 2.5. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

(b)    Securities issued in exchange for interests in the Global Securities pursuant to Section 2.6 may be issued in the form of Physical Securities (“Physical Securities”).

Section 2.2    Execution and Authentication.

(a)    The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 for each series of Notes and (ii) any Additional Notes of either series, (such Notes to be substantially in the form of Exhibit A-1 or A-2, as applicable) in an unlimited amount, in each case, upon written orders of the Company signed by two Officers. Each such Officers’ Certificate shall specify the amount of such Notes to be authenticated, the date on which such Notes are to be authenticated, whether such Notes are to be Initial Notes or Additional Notes issued under clause (i) or (ii), respectively, of the preceding sentence, and the aggregate principal amount of such Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as a Global Security or Physical Securities. Such Notes shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, such Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee and (iii) shall be held by the Trustee as custodian for the Depositary or pursuant to the Depositary’s instruction.

(b)    Each series of Notes shall be issuable only in registered form without coupons in the principal amount of at least $2,000 and integral multiples of $1,000 thereafter.

Section 2.3    Interest.

Interest on each series of Notes shall be payable in the amount, on the dates and in the manner provided for in the relevant form of the Note attached hereto as Exhibit A-1 or A-2.

Section 2.4    Place of Payment.

(a)    The place of payment for each series of Notes shall be the Trustee’s or Paying Agent’s Corporate Trust Office. So long as each series of Notes are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the Principal of, such Notes shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).

Section 2.5    Restrictive Legend.

(a)    Each Global Security shall bear the following legend on the face thereof:

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE.

Section 2.6    Special Transfer Provisions.

(a)    The following provisions shall apply with respect to the registration of any proposed transfer of a Note:

(i)    If the proposed transferor is a member of, or participant in, the Depositary (an “Agent Member”) holding a beneficial interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and an increase in the applicable Global Security to which the beneficial interest is to be transferred or shall authenticate and deliver one or more Physical Securities of like tenor and amount.

ARTICLE THREE

OPTIONAL REDEMPTION OF THE NOTES

Section 3.1    Optional Redemption.

(a)    At any time prior to March 15, 2021, the Company may redeem all or a part of the 2021 Notes, on any one or more occasions, at a redemption price equal to 100% of the principal amount of the 2021 Notes redeemed plus the 2021 Notes Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date. Calculation of the 2021 Notes Applicable Premium is the responsibility of the Company, and the Trustee shall have no duty to calculate or verify the calculation of the 2021 Notes Applicable Premium. Such redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

(b)    On or after March 15, 2020, the Company may redeem all or a part of the 2023 Notes, on any one or more occasions, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:

Year	Percentage
2020	102.250%
2021	101.125%
2022 and thereafter	100.000%

(c)    At any time prior to March 15, 2020, the Company may also redeem all or a part of the 2023 Notes, on any one or more occasions, at a redemption price equal to 100% of the principal amount of 2023 Notes to be redeemed plus the 2023 Notes Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date. Calculation of the 2023 Notes Applicable Premium is the responsibility of the Company and the Trustee shall have no duty to calculate or verify the calculation of the 2023 Notes Applicable Premium.

(d)    At any time prior to March 15, 2020, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings, to redeem in the aggregate for all such redemptions up to 35.0% of the aggregate principal amount of 2023 Notes issued (including the aggregate principal amount of any Additional Notes), at a redemption price equal to 104.500% of the aggregate principal amount of the 2023 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record of the 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), provided that: (A) at least 65.0% of the aggregate principal amount of 2023 Notes originally issued (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and (B) each such redemption occurs within 90 days of the date of, and may be conditioned on, the closing of each such Equity Offering.

(e)    A redemption pursuant to Section 3.1(d) may, at the Company’s discretion, be subject to one or more conditions precedent. The Company will provide prompt written notice to the Trustee in the event that any such condition precedent shall not have occurred, and such redemption shall be rescinded and of no force or effect, if specified in such notice. Upon receipt of such notice from the Company rescinding such redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the original notice of redemption was given.

ARTICLE FOUR

REPURCHASE OF NOTES UPON CHANGE OF CONTROL TRIGGERING EVENT

Section 4.1    Repurchase of Notes Upon a Change of Control Triggering Event.

(a)    Upon a Change of Control Triggering Event, each holder of each series of Notes shall have the right to require that the Company repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)    Within 30 days following any Change of Control Triggering Event, the Company shall send a notice to each Holder of each series of Notes with a copy to the Trustee stating:

(i)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the “Change of Control Offer”),

(ii)    the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event),

(iii)    the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is sent) (the “Repurchase Date”),

(iv)    that any Notes not tendered shall continue to accrue interest,

(v)    that any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date, unless the Company defaults in depositing the purchase amount,

(vi)    that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date,

(vii)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased, and

(viii)    that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c)    On the Repurchase Date, the Company shall (i) accept for payment Notes of each series or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes of each series or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate identifying the Notes of each series or portions thereof tendered to the Company.

(d)    The Trustee shall promptly deliver to the Holders of the Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and deliver to such Holders a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered (or through book-entry transfer for global Notes). The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Event based upon the rating of the Notes by any Rating Agency has occurred.

(e)    The Company shall comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

ARTICLE FIVE

ADDITIONAL COVENANTS APPLICABLE TO THE NOTES SECTION

Section 5.1    Restrictions on Secured Debt.

(a)    If the Company shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Company of any Subsidiary of the Company, the Company shall secure each series of Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

(b)    The foregoing restriction shall not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) property of any Subsidiary of the Company, (b) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) liens in favor of the Company or any Subsidiary, (d) liens in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (e) liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (f) liens existing on the first date on which any Note is authenticated by the Trustee, (g) liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed $900,000,000 at any time outstanding, (h) liens incurred in connection with pollution control, industrial revenue or similar financings, and (i) any extension, renewal or replacement of any debt secured by any liens referred to in the foregoing clauses (a) through (h), inclusive.

Section 5.2    Restrictions on Sales and Leasebacks.

(a)    The Company shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company could incur a lien on such property under the restrictions described in Section 5.1 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the board of directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than the Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided, further, that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

ARTICLE SIX

ADDITIONAL EVENTS OF DEFAULT APPLICABLE TO THE NOTE

Section 6.1    Additional Events of Default.

(a)    Pursuant to Section 6.1(f) of the Senior Indenture, an “Event of Default” shall be deemed to occur with respect to a series of Notes if an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this Twenty-Second Supplemental Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (i) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (ii) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of such series of Notes at the time outstanding; and provided, further, that if such default shall be remedied or cured by the Company or waived by the requisite number of percentage of holder of such indebtedness as provided in such indenture or instrument, then the Event of Default described under this Twenty-Second Supplemental Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Notes or any other person.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.1    Ratification.

(a)    The Senior Indenture, as supplemented by this Twenty-Second Supplemental Indenture, is in all respects ratified and confirmed. This Twenty-Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided herein and therein.

Section 7.2    Counterparts.

(a)    This Twenty-Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Twenty-Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.3    Notice to Holders.

(a)    Notwithstanding any other provision of the Senior Indenture, this Twenty-Second Supplemental Indenture, or any Note, where the Senior Indenture, this Twenty-Second Supplemental Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable DTC requirements.

Section 7.4    Reports

(a)    In connection with Section 4.5 of the Senior Indenture, the Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders and/or prospective purchasers of the notes, if the Company has filed such information, documents or reports with the Commission via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such materials have been filed pursuant to the EDGAR system (or its successor) or posted on any website. Delivery of such information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants under the Senior Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.5    Patriot Act

(a)    The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first written above.

THE AES CORPORATION, as the Issuer

By:	/s/ Daniel Stadelmann
Name:	Daniel Stadelmann
Title:	Vice President and Treasurer

Attest:

By:	/s/ Thomas M. O’Flynn
Name:	Thomas M. O’Flynn
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Twenty-Second Supplemental Indenture]

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as Trustee:

By:	Deutsche Bank National Trust Company

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

Attest:

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Assistant Vice President

[Signature Page to the Twenty-Second Supplemental Indenture]

Exhibit A-1

[FORM OF 2021 NOTE]*

[FACE OF 2021 NOTE]

THE AES CORPORATION

4.000% Senior Note due 2021

CUSIP No.

ISIN No.

No.

Principal Amount $

THE AES CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to                 or registered assigns, the principal sum of                Dollars ($                ) on March 15, 2021.

Interest Payment Dates: March 15 and September 15; commencing September 15, 2018.

Record Dates: Each March 1 and September 1 immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

*	If applicable, add Global Security Legend.

A-1-1

By:
Authorized Signature

By:
Authorized Signature

Dated:

Certificate of Authentication

This is one of the 4.000% Senior Notes due 2021 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signatory

A-1-2

[REVERSE OF FORM OF 2021 NOTE]

THE AES CORPORATION

4.000% SENIOR NOTE DUE 2021

1.    Interest. THE AES CORPORATION, a Delaware corporation (the “Company,” which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 4.000% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2018 through but excluding the date on which interest is paid. Interest shall be payable in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

2.    Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each March 1 and September 1 immediately preceding each Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check sent to the registered address of the Holder of this Note.

3.    Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.    Indenture. The Company issued the Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Ninth Supplemental Indenture dated as of April 3, 2003 and the Twenty-Second Supplemental Indenture dated as of March 15, 2018 between the Company and the Trustee (said Indenture, as so supplemented, the “Indenture”). This Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company’s unsecured and unsubordinated obligations. The Company may, subject to the terms of the Indenture and applicable law, issue Additional Notes

A-1-3

under the Twenty-Second Supplemental Indenture. The Notes issued on March 15, 2018 and any Additional Notes subsequently issued shall be treated as a single class for all purposes of the Twenty-Second Supplemental Indenture. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

5.    Optional Redemption.

At any time prior to March 15, 2021, the Company may redeem all or a part of the Notes, on any one or more occasions, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date. Calculation of the Applicable Premium is the responsibility of the Company, and the Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium. Such redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of all required remaining scheduled interest payments due on such Note (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (ii) the principal amount of such Note.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the maturity date of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the Notes.

A-1-4

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC plus two other Primary Treasury Dealers (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.    Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

7.    Sinking Fund. No sinking fund is provided for the Notes.

8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before selection of such Notes to be redeemed.

A-1-5

9.    Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

10.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.    Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Securities.

12.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Senior Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

13.    Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.    Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

A-1-6

15.    No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.    Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

17.    Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.    Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.    GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

A-1-7

The Company will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION

4300 Wilson Boulevard

Arlington, Virginia 22203

Telephone: (703) 522-1315

Telecopy: (703) 528-4510

Attention: Legal Department

A-1-8

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint                                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-1-10

OPTION OF HOLDER TO ELECT TO PURCHASE

[Date]

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Attention: AES Corporate Trust Administrator

Re:	The AES Corporation
4.000% Senior Notes due 2021 (the “2021 Notes”)

The undersigned hereby elects to have [all] [a portion of] its 2021 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Second Supplemental Indenture.

If the undersigned elects to have only part of its 2021 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Second Supplemental Indenture, state the principal amount (minimum amount of $2,000; multiples of $1,000 in excess of $2,000):

$

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-11

Exhibit A-2

[FORM OF 2023 NOTE]*

[FACE OF 2023 NOTE]

THE AES CORPORATION.

4.500% Senior Note due 2023

CUSIP No.

ISIN No.

No.	Principal Amount $

THE AES CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to     or registered assigns, the principal sum of                 Dollars ($                ) on March 15, 2023.

Interest Payment Dates: March 15 and September 15; commencing September 15, 2018.

Record Dates: Each March 1 and September 1 immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

*	If applicable, add Global Security Legend.

A-2-1

By:
Authorized Signature

By:
Authorized Signature

Dated:

Certificate of Authentication

This is one of the 4.500% Senior Notes due 2023 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS as Trustee

By:
Authorized Signatory

A-2-2

[REVERSE OF FORM OF 2023 NOTE]

THE AES CORPORATION

4.500% SENIOR NOTE DUE 2023

1.    Interest. THE AES CORPORATION, a Delaware corporation (the “Company,” which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 4.500% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2018 through but excluding the date on which interest is paid. Interest shall be payable in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

2.    Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each March 1 and September 1 immediately preceding each Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check sent to the registered address of the Holder of this Note.

3.    Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.    Indenture. The Company issued the Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Ninth Supplemental Indenture dated as of April 3, 2003 and the Twenty-Second Supplemental Indenture dated as of March 15, 2018 between the Company and the Trustee (said Indenture, as so supplemented, the “Indenture”). This Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company’s unsecured and unsubordinated obligations. The Company may, subject to the terms of the Indenture and applicable law, issue Additional Notes

A-2-3

under the Twenty-Second Supplemental Indenture. The Notes issued on March 15, 2018 and any Additional Notes subsequently issued shall be treated as a single class for all purposes of the Twenty-Second Supplemental Indenture. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

5.    Optional Redemption.

(a)    On or after March 15, 2020, the Company may redeem all or a part of the Notes, on any one or more occasions, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:

Year	Percentage
2020	102.250%
2021	101.125%
2022 and thereafter	100.000%

(b)    At any time prior to March 15, 2020, the Company may also redeem all or a part of the Notes, on any one or more occasions, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date. Calculation of the Applicable Premium is the responsibility of the Company and the Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

(c)    At any time prior to March 15, 2020, the Company may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings, to redeem in the aggregate for all such redemptions up to 35.0% of the aggregate principal amount of Notes issued (including the aggregate principal amount of any Additional Notes) at a redemption price equal to 104.500% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date), provided that: (A) at least 65.0% of the aggregate principal amount of Notes originally issued (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (B) each such redemption occurs within 90 days of the date of, and may be conditioned on, the closing of each such Equity Offering.

(d)    A redemption pursuant to Section 5(c) may, at the Company’s discretion, be subject to one or more conditions precedent.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such Note on March 15, 2020 (such redemption price being that set forth in the table above), plus (B) all required remaining scheduled interest payments due on such Note through March 15,

A-2-4

2020 (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (ii) the principal amount of such Note.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to March 15, 2020 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the Notes.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC plus two other Primary Treasury Dealers (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

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“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.    Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

7.    Sinking Fund. No sinking fund is provided for the Notes.

8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before selection of such Notes to be redeemed.

9.    Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

10.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.    Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Securities.

12.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Senior Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

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13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14. Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

17. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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19.    GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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The Company will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION

4300 Wilson Boulevard

Arlington, Virginia 22203

Telephone: (703) 522-1315

Telecopy: (703) 528-4510

Attention: Legal Department

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ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT TO PURCHASE

[Date]

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Attention: AES Corporate Trust Administrator

Re:	The AES Corporation
4.500% Senior Notes due 2023 (the “2023 Notes”)

The undersigned hereby elects to have [all] [a portion of] its 2023 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Second Supplemental Indenture.

If the undersigned elects to have only part of its 2023 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Second Supplemental Indenture, state the principal amount (minimum amount of $2,000; multiples of $1,000 in excess of $2,000):

$

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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